Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of Map V Acquisition, Inc. for the year ended December 31, 2007 of our report dated February 28, 2008, included in its Registration Statement relating to the financial statements and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

Drakeford & Drakeford,LLC
Certified Public Accountants
New York/ New York

May 27, 2008